UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ^ )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HURON CONSULTING GROUP INC.

(Name of registrant as specified in its charter)

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(Name of person(s) filing proxy statement, if other than the registrant)

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To	Huron Employees
From	Diane E. Ratekin
Re:	Important Message for Huron Employees Who are Stockholders
Date	April 17, 2012

If you own shares of Huron common stock as of March 6, you should have received proxy materials by now.

¡	If you have received proxy materials and you have NOT voted yet, we encourage you to vote your shares.

¡	Some of you may have received two sets of materials from Morgan Stanley. This is not an error. You have two accounts at Morgan Stanley. You should vote using both sets of materials if you want all shares voted.

¡	If you have not received proxy materials, we encourage you to vote your Huron shares on the Internet at www.proxyvote.com.

Employees who can’t find the control number or numbers to vote their shares can get a control number or numbers from Morgan Stanley by calling Tariq Laliwala at 1-312-419-3285, tariq.a.laliwala@mssb.com, or JanPaul Ferrer at 1-312-419-3535, JanPaul.Ferrer@mssb.com.

The proxy statement proposals on which you are requested to vote can be reviewed online at www.edocumentview.com/HURN.

Your votes are critical this year. Regardless of the number of shares you own, it is important that they be represented at the annual stockholders meeting.

Please let me know if you have any questions.

Diane E. Ratekin

General Counsel

Huron Consulting Group Inc.

550 West Van Buren Street

Chicago, IL 60607

(312) 880-3131

dratekin@huronconsultinggroup.com